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                                                                   EXHIBIT 10.27

                    THE NON-CONTRIBUTORY RETIREMENT PROGRAM
                            FOR CERTAIN EMPLOYEES OF
                            TRIGON INSURANCE COMPANY
                              (now to be known as)
                THE TRIGON INSURANCE COMPANY RETIREMENT PROGRAM

                           CLARIFYING AMENDMENT No. 3
                           --------------------------


  WHEREAS, Trigon Insurance Company (herein referred to as the "Employer") has maintained a non-contributory retirement program, known as the Non-Contributory Retirement Program for Certain Employees of Trigon Insurance Company (herein referred to as the "Retirement Program") pursuant to the provisions of the National Retirement Program;

  WHEREAS, pursuant to Section 7.01 of the Retirement Program, the Employer has reserved the right to amend or modify the Retirement Program;

  WHEREAS, the Employer adopted an amendment on September 10, 1998, which became effective October 1, 1998, ("Cash Balance Amendment") to modify the Retirement Program to adopt a new cash balance account benefit formula for the Retirement Program, to provide for appropriate transition for Participants who previously participated in the Retirement Program, and to change the name of the Retirement Program to the Trigon Insurance Company Retirement Program;

  WHEREAS, the Employer subsequently adopted an amendment on September 30, 1998, to clarify the definition of "Earnings" in the Cash Balance Amendment ("Clarifying Amendment");

  WHEREAS, the Employer adopted another amendment on August 3, 1999, to further clarify certain other features of the Cash Balance Amendment and the application of an amendment relating to the definition of Actuarial Equivalent ("Clarifying Amendment No. 2);
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  WHEREAS, it is desirable to clarify the determination of pay credits for
Employees who previously performed services for the Employer as leased employees or performed services for the Employer in any other capacity which was not at the time recognized and treated by the Employer as an employee;

  NOW, THEREFORE, the Employer hereby amends the terms of the Retirement Program, effective for Employees who become Participants on or after December 10, 1999, in the following respects:

1. Section 1.10 ("Employment") is modified by deleting the phrase "his pay credit percentage under Section 4.02(b)(1)(ii)," immediately after the phrase "Solely for purposes of determining an Employee's level of vesting" in the first sentence of the third paragraph of such Section, and by inserting the phrase "his pay credit percentage under Section 4.02(b)(1)(ii) to the extent provided therein," in its place.

2. Subparagraph (ii), Pay Credits, in Section 4.02(b)(1), Retirement Account Benefit Formula, is modified to read as follows:

          "(ii) Pay Credits. A Participant's pay credits for the Program Year shall be determined based on the Participant's Earnings in the Program Year and the applicable pay credit percentage for such Earnings as follows: For each calendar quarter ending on or after December 31, 1998, a pay credit shall be allocated to the Retirement Account of the Participant as of the last day of such quarter, or if the Participant receives a distribution prior to the end of the calendar quarter, as of the first of the month in which the distribution occurs, equal to the pay credit percentage applicable to the Participant for pay periods ending in the Program Year under the table set forth below, multiplied by the Participant's Earnings for the pay periods ending in such quarter.

 Participant's Points as of January 1 of      Pay Credit Percentage for Earnings in
            Program Year                                  Program Year
-------------------------------------------------------------------------------------

Less than 40                               3%
-------------------------------------------------------------------------------------
At least 40, but less than 50              4%
-------------------------------------------------------------------------------------
At least 50, but less than 60              5%
-------------------------------------------------------------------------------------
At least 60, but less than 70              6%
-------------------------------------------------------------------------------------
At least 70, but less than 80              8%
-------------------------------------------------------------------------------------
At least 80                               10%
-------------------------------------------------------------------------------------

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     "For these purposes, the Participant's points shall be determined as of
     January 1 of each Program Year by adding together the Participant's attained age and Years of Vesting Service as of such date. For purposes of determining the Participant's points, the Participant's attained age shall be determined on the basis of years and days, with the days expressed in the form of a decimal fraction, and the Participant's Years of Vesting Service shall be determined, in accordance with Section 1.28, as modified by this provision, by taking into account periods of Employment of less than a full Program Year, with any partial year being expressed in the form of a decimal fraction. Notwithstanding the foregoing, in no event shall a pay credit be allocated to the Participant's Retirement Account with respect to any pay period that ends either before the Participant's Entry Date, or after the pay period that includes the date the Participant's Employment with the Employer terminates, nor with respect to any pay period in a Program Year to the extent the pay credit would be based on the Participant's Earnings in excess of the annual limit in Section 1.06. For purposes of this subparagraph (ii), the Participant's Vesting Service under
     Section 1.28 shall be determined without regard to any period of service which would otherwise be credited under Section 1.28, but during which the Participant was not recognized and treated by the Employer as its employee, or, to the extent the relevant services were being performed for an entity related to the Employer under (S) 414(b), (c), or (m) of the Internal Revenue Code, or for a Plan, was not recognized and treated by the related entity or the Plan as its employee. Such excluded service includes, but is not limited to, service as an independent contractor or consultant, a temporary worker, a leased

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     employee or leased worker (whether or not under (S) 414(n) of the Internal
     Revenue Code), or an employee of a technical consulting firm, a staffing firm, a leasing organization, or a payroll agency."


                                   TRIGON INSURANCE COMPANY

                                   By:____________________________
                                      Authorized Officer

____________________________       _______________________________
Attest                             Title

____________________________       _______________________________
Title                              Date

                                   APPROVED:

                                   National Employee Benefits Committee

                                   By:____________________________
                                      Assistant Secretary

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